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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants for 8-K filing purposes, we hereby consent to the incorporation by reference into previously filed Registration Statement File Nos. 33-81876, 333-00226, and 33-87326 of our report on the 1995 consolidated accounts of United and Philips Communications B.V., dated 20 May 1996, together with the 1995 figures as presented on page F-3 to page F-24 included.

/s/ KPMG Accountants N.V.
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    KPMG Accountants N.V.

Amsterdam, The Netherlands
December 22, 1997